EXHIBIT TO BE FILED BY EDGAR


                    3.   The following exhibits are filed herewith:
                    A-1     - Letter   of  Credit  dated   March  31,  1997
                              furnished by Met-Ed.

                    A-2     - Reimbursement  Agreement  between Met-Ed  and
                              Fuji, dated March 31, 1997.

                    A-3     - Letter   of  Credit  dated   March  31,  1997
                              furnished by Penelec.

                    A-4     - Reimbursement  Agreement between  Penelec and
                              Fuji, dated March 31, 1997.

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